Exhibit 10.3

ADVANCED DRAINAGE SYSTEMS, INC.

Federal Taxpayer Identification No.:  51-0105665

4640 Trueman Blvd.

Hilliard, OH  43026

Notice of Grant of Stock Options and Stock Option Award Agreement (“Stock Option Award Agreement”)

PART I

_______________________________________Option Number: __________________________

Name of Option HolderPlan:  2017 Omnibus Incentive Plan

AddressCityStateZip

Effective ______________________, 20____, (“Grant Date”), you (“Option Holder”) have been granted [a nonqualified Option] [an Incentive Stock Option] to buy ________________ Shares of ADVANCED DRAINAGE SYSTEMS, INC. (the “Company”) common stock, par value $0.01 per share (“Shares”) at an exercise price of $________________ per Share (“Exercise Price”).

Options for the following Shares will become vested and expire on the date(s) shown:

Number of Shares	Vesting Date(s)	Expiration Date(s)

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Plan and the Stock Option Award Agreement (including PART I and PART II), all of which are made a part of this document.

ADVANCED DRAINAGE SYSTEMS, INC.

Signature:  ________________________________________Date:  ______________________________

Print Name:

Title:

OPTION HOLDER

Signature:  ________________________________________Date:  ______________________________

Print Name:

010-8501-1190/7

PART II

General Terms and Conditions

Section 1.Stock Option.  Part I designates the Option as either a nonqualified stock Option (“NQSO”) or an Incentive Stock Option (“ISO”).  If the Option has been granted to an Option Holder who is a non-employee Director or Consultant, it is a NQSO.  If the Option has been granted to an individual who is an Employee and is designated as an ISO instead of a NQSO, ADVANCED DRAINAGE SYSTEMS, INC. (the “Company”) intends the Option evidenced hereby to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  If the Option, or any part of the Option, does not qualify as an “incentive stock option” under the Code, the Option, or the part not qualifying, shall be treated as an NQSO.

Section 2.Exercise Period.

(a)Subject to Section 2(b), the Option Holder shall have the right to purchase all or any portion of the optioned Shares at any time during the period (“Exercise Period”) commencing on the applicable vesting date specified in Part I that the vested portion of the Option may be exercised (the “Earliest Exercise Date”) and ending on the earliest to occur of the following dates:

(i)

the date and time of the Option Holder’s termination of service with the Company and/or any of its subsidiaries that is a termination for Cause (as used in this Stock Option Award Agreement, “Cause” means illegal or disreputable or malfeasant conduct which, as determined by the Committee, in any significant respect impairs the reputation, goodwill or business position of the Company or involves the Company’s funds or other assets);

(ii)

(A) if the Option is an ISO, the last day of the 3-month period commencing on the date and time of the termination of all service with the Company and/or its subsidiaries that is not a termination for Cause (as defined in Section 2(a)(i) above); and (B) if the Option is a NQSO, the last day of the 3-month period commencing on the date and time of the termination of all service with the Company and/or its subsidiaries that is not a termination for Cause (as defined in Section 2(a)(i) above);

(iii)

the earlier of (A) the expiration date(s) specified in Part I of this Stock Option Award Agreement, or (B) the last day of the 1-year period commencing on the date and time of the termination of all service with the Company and/or its subsidiaries due to death or disability (within the meaning of Section 22(e)(3) of the Code); and

(iv)

the last day of the ten (10) year period following the Grant Date (or the last day of the five (5) year period following the Grant Date if the Option is an ISO granted to an Employee who, at the Grant Date, owns stock representing more than 10% of the voting power of all classes of stock of the Company or of any of its subsidiaries).

(b)If the Option is designated as an ISO, in order to preserve the favorable tax treatment applicable to incentive stock options, the Option may not be exercised more than three (3) months after termination of employment for reasons other total and permanent disability (within the meaning of Section 22(e)(3) of the Code) or more than one (1) year after termination of employment due to total and permanent disability.

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(c)To become vested in an Option, the Option Holder must be in continuous service with the Company and/or its subsidiaries during the period beginning on the Grant Date and ending on the applicable vesting date specified in Part I.  If the Option Holder terminates service with the Company and/or its subsidiaries prior to a vesting date, any unvested Options granted hereunder that are scheduled to vest after such termination of service date are deemed forfeited by the Option Holder.  Options that are forfeited will be immediately canceled and will cease to be exercisable.

(d)[Notwithstanding the foregoing, in the event of the Option Holder's termination of service with the Company and/or its subsidiaries due to death or disability (within the meaning of Section 22(e)(3) of the Code), [or as a result of a termination by the Company other than for Cause (as defined in Section 2(a)(i) above),] unvested Options [with a vesting date that occurs during the calendar year of termination] will be deemed vested as of the Option Holder's termination of service date.]  [In addition, if the Option Holder's termination of service with the Company and/or its subsidiaries is by the Company other  than for "Cause" (as defined in Section 2(a)(i) above), the Committee may, in its discretion, vest, as of the Option Holder's termination of service date, unvested Options [with a vesting date that occurs during the calendar year of termination]].

(e)[All Options outstanding and which are not exercisable and then vested shall become fully exercisable and vested if both (1) a Change in Control occurs, and (2) at any time after the Change in Control and during the twenty-four (24) month period following the Change in Control, the Option Holder's service with the Company and/or its subsidiaries is terminated other than for Cause (as defined in Section 2(a)(i) above).]

Section 3.Exercise Price.  During the Exercise Period, and after the applicable Earliest Exercise Date, the Option Holder shall have the right to purchase all or any portion of the optioned Shares at the Exercise Price.

Section 4.Method of Exercise.  The Option Holder may, at any time during the Exercise Period provided by Section 2, exercise his or her right to purchase all or any part of the optioned Shares then available for purchase; provided, however, that the minimum number of optioned Shares which may be purchased shall be [fifty (50)] or, if less, the total number of optioned Shares then available for purchase.  The Option Holder shall exercise such right by:

(a)giving written notice to the Committee, in the form attached hereto as Appendix A; and

(b)delivering to the Committee full payment of the Exercise Price for the optioned Shares to be purchased.

The date of exercise shall be the earliest date practicable following the date the requirements of this Section 4 have been satisfied.  Payment shall be made (i) in United States dollars by certified check, money order, official bank check, or wire transfer of immediately available funds, made payable to the order of Advanced Drainage Systems, Inc., (ii) with the Committee’s approval, in Shares duly endorsed for transfer (or using a “constructive delivery” method approved by the Committee), already owned by the Option Holder for more than six (6) months as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid, such Fair Market Value to be determined in such manner as may be provided by the Committee or as may be required in order to comply with or conform to the requirements of any applicable laws or regulations, (iii) if and to the extent permitted by the Committee, by directing the Company to withhold from the Shares to be issued upon exercise of the Option (or a portion thereof) being exercised a number of Shares having a Fair Market Value equal to the aggregate Exercise Price to be paid (a “cashless exercise”), or (iv) in a combination of (i), (ii) and (iii).   Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price and applicable tax withholding amounts (if any).

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Section 5.Delivery of Optioned Shares.  As soon as is practicable following the date on which the Option Holder has satisfied the requirements of Section 4, the Committee shall take such action as is necessary to cause such Shares to be issued in the name of the Option Holder (either by book-entry registration or issuance of a stock certificate) evidencing the Option Holder’s ownership of the optioned Shares that have been purchased.  The Option Holder shall have no right to vote or to receive dividends, nor have any other rights with respect to the optioned Shares, prior to the date as of which such optioned Shares are transferred to the Option Holder on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected.  The obligation of the Company to deliver Shares under this Stock Option Award Agreement shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law.

Section 6.No Right to Continued Service.  Nothing in this Stock Option Award Agreement nor any action of the Board or Committee with respect to this Stock Option Award Agreement shall be held or construed to confer upon the Option Holder any right to a continuation of service by the Company or any of its subsidiaries.  The Option Holder may be dismissed or otherwise dealt with as though this Stock Option Award Agreement had not been entered into.

Section 7.Application of Clawback Policy.  Notwithstanding anything in this Stock Option Award Agreement to the contrary, the Option shall be subject to adjustment and/or recovery, in whole or in part, following the date on which they become vested and payable if and to the extent (i) required by any applicable law, rule or regulation or (ii) provided under the terms of any clawback policy or other policy of similar import adopted by the Company and in effect on the date the Option becomes vested and payable.

Section 8.Taxes.  Where any person is entitled to receive Shares pursuant to the exercise of the Option granted hereunder, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.  Section 14.2 of the Plan is incorporated by reference herein.

Section 9.Notices.  Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)If to the Committee:

Advanced Drainage Systems, Inc.

4640 Trueman Blvd.

Hilliard, OH  43026

Attention:  Compensation Committee and Corporate Secretary

(b)If to the Option Holder, to the Option Holder's address as shown in the Company's records.

Section 10.Restrictions on Transfer.  The Option granted hereunder is not transferable by any Option Holder, except that an Option Holder may transfer an NQSO under terms and conditions determined by the Committee pursuant to Section 13.3 of the Plan.  The Committee shall have full and exclusive authority to interpret and apply the provisions of this Plan to transferees to the extent not specifically described herein.

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Section 11.Successors and Assigns.  This Stock Option Award Agreement shall inure to the benefit of and shall be binding upon the Company and the Option Holder and their respective heirs, successors and assigns.

Section 12.Construction of Language.  Whenever appropriate in this Stock Option Award Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter.  Any reference to a section shall be a reference to a section of this Stock Option Award Agreement, unless the context clearly indicates otherwise.  Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

Section 13.Governing Law.  This Stock Option Award Agreement shall be construed, administered and enforced according to the laws of the State of Ohio without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law.  The federal and state courts having jurisdiction in Franklin County, Ohio shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan.  By accepting any Option granted under this Stock Option Award Agreement, the Option Holder, and any other person claiming any rights under the Stock Option Award Agreement, agrees to submit himself or herself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 14.Amendment.  This Stock Option Award Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Option Holder.

Section 15.Plan Provisions Control.  This Stock Option Award Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan.  In the event of any conflict between the provisions of the Plan and the provisions of this Stock Option Award Agreement, the terms of the Plan, which are incorporated herein by reference, shall control.  By signing this Stock Option Award Agreement, the Option Holder acknowledges receipt of a copy of the Plan.  The Option Holder acknowledges that he or she may not and will not rely on any statement of account or other communication or document issued in connection with the Plan other than the Plan, this Stock Option Award Agreement, and any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Stock Option Award Agreement.

Section 16.Execution of Executive Responsibility Agreement. The grant of the Option pursuant to this Stock Option Award Agreement is contingent upon the execution by the Option Holder of an Executive Responsibility Agreement with the Company in form and substance satisfactory to the President of the Company, if such an Executive Responsibility Agreement has not already been executed and delivered to the Company.

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Appendix A to

Advanced Drainage Systems, Inc.

Notice of Grant of Stock Options and Stock Option Award Agreement

Notice of Exercise

Notice is hereby given pursuant to Section 4 of the General Terms and Conditions of my Stock Option Award Agreement that I elect to purchase the number of Shares set forth below at the Exercise Price set forth in my Stock Option Award Agreement:

Stock Option Award Agreement dated: ______________________

Number of Shares being purchased: ________________________

Total Exercise Price:  $___________________________________

This Notice of Exercise is accompanied by the following (check one):

☐	certified check, money order, official bank check or personal check made payable to the order of the Company in an amount equal to the Exercise Price;
☐	Shares of the Company already in my possession with a Fair Market Value of ______________;*
☐

I direct the Company to withhold from the Shares to be issued upon exercise of the Option (or portion thereof) being exercised a number of Shares having a Fair Market Value equal to the aggregate Exercise Price to be paid (a “cashless exercise”);

OR

☐	A combination of the above; I have specified below how I will pay for the Exercise Price and the specific amount for each payment option:

$__________________	Payment made in certified check, money order, official bank check or personal check
$__________________	Other Company stock in my possession*
$__________________	Cashless exercise
$__________________	Total Exercise Price

I agree to provide to the Company such additional documents or information as may be required pursuant to the Company's 2017 Omnibus Incentive Plan.

OPTION HOLDER

By:

Print Name:

*   If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares.  If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged.  If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged.  I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise.  In addition, I will receive additional shares equal to the difference between the shares I constructively exchanged and the total new option shares that I acquired.

Stock Option (NQSO & ISO)